Exhibit 10.6

                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("Amendment") is made as of December 30, 1998 by and among AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Borrower"), LASALLE NATIONAL BANK, a national banking association (individually, "LaSalle"), as agent ("Agent") and the Banks described in the Credit Agreement (as hereinafter defined).

                                    RECITALS

         A. The Agent, the Banks and the Borrower entered into a Credit Agreement dated as of October 30, 1998 ("Credit Agreement").


         B. The parties to the Credit Agreement desire to enter into this Amendment for the purpose of (1) increasing the Revolving Commitment Amount by $5,000,000 (such increase, the "Additional Credit") from $25,000,000 to $30,000,000, and (2) adding First Tennessee Bank National Association ("FTBNA") as a Bank under the Credit Agreement with a Commitment equal to the Additional Credit.

                                    AGREEMENT

         In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

         2. Revolving Commitment Amount The amount "$25,000,000" contained in the definition of Revolving Commitment Amount is hereby deleted and replaced with the amount "$30,000,000."

         3. Schedule 2.1. Schedule 2.1 of the Credit Agreement is hereby deleted and replaced by Schedule 2.1 hereto.

         4. Addition of Bank. FTBNA by execution and delivery of this Amendment shall become a Bank party to the Credit Agreement. This Amendment shall not constitute an assignment under Section 14.9 but rather an amendment to increase the Revolving Commitment Amount and allocate the Additional Credit to FTBNA a new Bank under the Credit Agreement. From and after the date hereof, FTBNA shall be a Bank for all purposes (and shall have all of the rights and obligations of a Bank under the Credit Agreement) and have a Commitment and Pro Rata Share equal to the Additional Credit as set forth on Schedule 2.1 hereto. The new Pro Rata Share of LaSalle (as proportionately reduced by the Additional Credit) is set forth on Schedule 2.1.

         5 416753.3 5. Waiver; Amendments. Section 14.1 of the Credit Agreement is amended to add the following new clause (vi) to the fourth sentence of
Section 14.1 before the words "without, in each case, the consent of all Banks."

         "(vi) amend the definitions of "Borrowing Base" or "Eligible Investment Assets"

The Agent, LaSalle and the Borrower further agree that until such time as LaSalle as a Bank owns less than 66 2/3% (the level necessary for "Required Banks"), any amendments, modifications or waivers to the financial covenants set forth in Section 10 or the default provisions set forth in Section 12, shall require the consent to all Banks. At such time that LaSalle (or any of its affiliates) owns less than 66 2/3% the preceding sentence shall automatically become null and void.

         6. Consent. Notwithstanding anything to the contrary set forth in
Section 10.7 or 10.10 to the Credit Agreement, the Banks hereby consent to the Borrower borrowing up to $5,000,000 of unsecured senior debt from US Investigations Services, Inc. for a period of 90 days from the date hereof; provided, that after giving effect to such loan the Borrower is in compliance with all financial and other covenants contained in the Credit Agreement and no Event of Default or Unmatured Event of Default otherwise exists. The Borrowing Base shall be deemed reduced by the aggregate principal amount of such loan and the commitment thereunder. The Borrower shall not be permitted to repay such loan if after giving effect thereto the Borrower would not be in compliance with the financial and other covenants in the Credit Agreement or an Event of Default or Unmatured Event of Default would otherwise exist under the Credit Agreement.

         7. Repayment of FTBNA. Notwithstanding anything to the contrary set forth in the Credit Agreement, the Borrower agrees to repay any amounts borrowed from FTBNA on or before May 1, 1999 (the "FTBNA Repayment"), and upon receipt of the FTBNA Repayment the Revolving Commitment Amount shall be reduced by the amount of the Additional Credit and FTBNA shall cease to be a Bank under the Credit Agreement; provided that the Borrower shall not be permitted to make the FTBNA Repayment if after giving effect thereto the Borrower would not be in compliance with the financial and other covenants in the Credit Agreement or an Event of Default or Unmatured Event of Default would otherwise exist under the Credit Agreement. If the Borrower is unable to make the FTBNA Repayment on or before May 1, 1999 in compliance with this Section 7, such failure shall constitute an Event of Default under the Credit Agreement. The Agent and LaSalle agree that the FTBNA Repayment shall be permitted as a one-time non pro-rata permanent reduction of the Revolving Commitment amount on the conditions set forth above.

         8. Representations and Warranties of Borrower. To induce the Agent and the Banks to execute this Amendment, the Borrower represents and warrants to the Agent and the Banks as follows:

                  (a) The Borrower is in good standing in its jurisdiction of organization and in each jurisdiction where it conducts its business and has all requisite power and authority to execute, deliver and perform this Amendment.


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



                  (b) The execution, delivery and performance of this Amendment
         (i) has been duly authorized by all requisite action of the Borrower and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation or the articles/certificate of incorporation or other constitutive documents, partnership agreements or the by-laws or regulations of the Borrower, (2) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Borrower, or (3) any provisions of any material indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties or assets is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (ii)(a)(3) above.

                  (c) This Amendment constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforceability of creditors' rights generally and to general principles of equity).

                  (d) The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement) are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment.

          9. Affirmation. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are and shall continue in full force and effect and the Borrower hereby fully ratifies and affirms each Loan Document to which it is a party. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents. Each Guarantor joins in this Amendment solely for the purpose of consenting to the terms hereof, and each Guarantor hereby unconditionally consents to the term of this Amendment and fully ratifies and affirms the Guaranty, taking into account this Amendment (including the increase in the Commitment hereunder, which shall be included in the Liabilities under the Guaranty).

         10. Acknowledgment of FTBNA. FTBNA hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the initial Loans thereunder. The Assignee acknowledges and agrees that it (i) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been an original party to the Credit Agreement and (ii) has made and will continue to make, independently and without reliance upon the Agent, LaSalle or any other Bank and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. FTBNA further acknowledges and agrees that neither the Agent nor the Assignor has made any representation or warranty about the creditworthiness of the Company or any other party to the Credit Agreement or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor. This assignment shall be made without recourse to the Assignor.

         11. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.

         12. Headings. The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

         13. Conditions to Amendment. This Amendment is subject to satisfaction in full of all of the following conditions in full of all of the following conditions precedent, each of which shall be satisfactory to the Agent and the Lenders.

                  (a) Amendment. The Borrower shall have executed and delivered to the Agent this Amendment.

                  (b) Authorization. The Borrower shall have delivered to the Agent such documents and instruments (including incumbency certificate and directors resolutions for each Borrower) as the Agent may require to demonstrate authorization by the Borrower to execute and deliver this Amendment.

                  (c) Note. The Borrower shall have executed and delivered to FTBNA a Note reflecting the allocations set forth on Schedule 2.1.

         14. Further Assurances. The Borrower agrees to execute and deliver in form and substance satisfactory to the Lenders such further documents, instruments, amendments, financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Loan Documents, as amended hereby.

         15. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

                                  SCHEDULE 2.1

                            BANKS AND PRO RATA SHARES


 -------------------------------------------------------------------------------

                              Pro Rata Share
                              of Revolving
 Bank                         Commitment Amount               Pro Rata Share
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

 LaSalle National Bank             $25,000,000                 83.333333334%

 First Tennessee Bank
   National Association             $5,000,000                 16.666666666%

 TOTALS                            $30,000,000                      100%








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





         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

              BORROWER:

                                        AMERICAN CAPITAL STRATEGIES, LTD.



                                        By:____________________________________
                                        Its:___________________________________




                                        LASALLE NATIONAL BANK,
                                                 Individually and as Agent.



                                        By:____________________________________
                                        Its:___________________________________



                                        FIRST TENNESSEE BANK NATIONAL
                                          ASSOCIATION



                                        By:____________________________________
                                        Its:___________________________________


                                        FIRST TENNESSEE BANK NATIONAL
                                          ASSOCIATION
                                        165 Madison Avenue
                                        First Floor
                                        Memphis, TN  38103
                                        Attention:    Sam Jenkins
                                        Telephone:    (901) 523-4263
                                        Fax:          (901) 523-4235

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.


                                CONSENT OF GUARANTORS:

                                ACS CAPITAL INVESTMENTS CORPORATION


                                By:
                                  ----------------------------------
                                Title:
                                     -------------------------------




                                AMERICAN CAPITAL STRATEGIES LABOR RESEARCH, INC.

                                By:
                                  ----------------------------------
                                Title:
                                     -------------------------------




                                ACS GENPAR, INC.

                                By:
                                  ----------------------------------
                                Title:
                                     -------------------------------